EXHIBIT 10.9

JLG Industries, Inc.
Executive Retiree Medical Benefits Plan

	Effective June 1, 1995




Section 1.	Establishment and Purpose of the Plan.

	1.1.  	Establishment.  Effective June 1, 1995, the Company
established the Plan for the benefit of the Participants and to replace - their retiree medical benefits under the Prior Plan.

	1.2.	Purpose.  The Plan is an unfunded plan maintained primarily
for the purpose of providing medical benefits to a select group of management and highly compensated employees.

Section 2.	Participation by Eligible Executives.

	2.1. 	Eligible Executives.  An employee who has an agreement in
effect on the Effective Date under the Prior Plan will become a Participant in the Plan beginning on the Effective Date if he agrees in writing to waive all rights he may have under the Prior Plan. Other key employees may become Participants in the Plan if selected by the Compensation Committee in its sole discretion. If selected for participation, an employee will become a Participant in the Plan on the date specified by the Compensation Committee in its sole discretion.

	2.2. 	Written Proof of Participation Required.  No employee will
become a Participant in the Plan unless he and the Company execute a copy of the Plan document recognizing his participation in the Plan. The exe-cuted copy will constitute an agreement between the Company and the employee that binds both of them to the terms of the Plan. Their agreement will be binding on their heirs, executors, administrators, successors, and assigns, both present and future. The executed copy must be signed on the Company's behalf by an authorized officer (other than the employee) and by the employee on his own behalf. The executed copy will constitute the employee's written agreement to waive all rights he may have under the Prior Plan.


Section 3. 	Coverage and Benefits.

	3.1. 	Coverage.  Medical coverage under the Plan will commence upon the date as of which the Participant's benefits under the SERP commence, regardless of the amount of benefit actually received under the SERP. If the Participant elects payment under the SERP in the form of a lump sum, medical coverage under the Plan will commence on the date as of which the lump sum is to be paid. If the Participant delays the commencement of benefits under the SERP, medical coverage under the Plan also will be delayed until SERP benefits commence. Subject to Sections 3.2 and 3.4, below, a Participant's medical coverage under the Plan will continue for the remainder of the Participant's life.

	3.2. 	Benefits Provided.

		(a) General. Subject to subsection (b), below, the benefits provided under the Plan will be medical benefits equivalent to the medical benefits provided under the Company Medical Plan and the Company Medical Expense Reimbursement Plan. The benefits may be provided through insurance or otherwise at the discretion of the Company regardless of the method by which benefits are provided under the Company Medical Plan or the Company Medical Expense
Reimbursement Plan. If benefits under the Company Medical Plan or the Company Medical Expense Reimbursement Plan are provided in a form other than payment of expense reimbursement amounts, Participants and Covered Dependents may be provided benefits in a like manner. If the Company is not providing medical benefits to any active employee of the Company, no benefits will be provided under the Plan.

		(b)  Coordination of Benefits.   The benefits provided under
the Plan will be adjusted to take into account any coverage or benefits for which a Participant (or Covered Dependent) is eligible under other plans or arrangements as specified below;
provided, however, that if a benefit has already been adjusted to reflect eligibility for coverage or benefits under a particular plan or arrangement in accordance with the terms of the Company
Medical Plan or the Company Medical Expense Reimbursement Plan, the benefit under the Plan will not be adjusted again for the same coverage or benefit.

			(i) The benefits provided under the Plan will be secondary to the benefits that a Participant (or a Covered
Dependent) is eligible to receive under any plan or arrangement sponsored by the Participant's subsequent employer.

			(ii) The benefits provided under the Plan will be secondary to the benefits that a Participant (or a Covered
Dependent) is eligible to receive:

				(A)  under any governmental program (including
Part A and Part B of Medicare, regardless of whether the individual is in fact covered under Part B of Medicare, and Social Security);

				(B)  under any coverage required or provided by
any statute; and

				(C)  as a recovery for an injury or illness
caused by a third party (to the extent the recovery reimburses expenses covered by the Plan).

	3.3. 	Coverage of Covered Dependents.

		(a) Period of Coverage. Subject to the limitations of subsection (b), and Section 3.4, below, a Participant's Covered
Dependents are eligible for medical coverage under the Plan for the periods specified below.

			(i) During Participant's Life. A Participant's Covered Dependents are eligible for medical coverage under the Plan at the Participant's election while the Participant is receiving medical coverage under the Plan and for as long as the Covered Dependents remain Covered Dependents.

			(ii) Following Participant's Death After Commencement of Coverage. If the Participant dies after medical coverage under the Plan has commenced, the Participant's Covered
Dependents are eligible for medical coverage under the Plan for either:
				(A)  the remainder, if any, of the ten-year
certain payment period of the SERP benefit, provided that the spouse (or if there is no spouse, a dependent child) is the beneficiary of such payments under the SERP; or

				(B)  the remainder, if any, of the ten-year
period that begins as of the date the Participant's lump sum is scheduled to be paid.

		Medical coverage under the preceding sentence shall commence as of the first of the month following the month of the Participant's death.

			(iii)  Following Participant's Death Before
Commencement of Coverage. If Participant dies before the commencement of medical coverage under the Plan, the Participant's Covered Dependents are eligible for medical coverage under the Plan for a period of up to ten years, provided that the spouse is the beneficiary of any payments under the SERP and that SERP benefits are paid in an annuity form of payment. Medical coverage under the preceding sentence will commence with the commencement of payments under the SERP.

		(b)	Limitations on Coverage Period.

			(i) A Participant's Covered Dependents will not be eligible for medical coverage under the Plan during any period of time that the Participant's spouse is employed by an employer offering any medical benefits for which the spouse is eligible.

			(ii) A Participant's Covered Dependents will not be eligible for medical coverage under the Plan after they cease to be Covered Dependents.


	3.4. Contribution Toward Cost of Coverage.

		(a) Commencement On or After Normal Retirement Date. If medical coverage begins on or after the Participant's Normal
Retirement Date there will be no required contribution toward the cost of coverage.

		(b) Commencement Before Normal Retirement Date. If medical coverage begins before the Participant's Normal Retirement Date, the contribution toward the cost of coverage for that year, and for each year thereafter, will be a percentage of the Company's cost for providing the relevant coverage (individual or family), determined as follows:

			(i) The percentage will be determined in the year that medical coverage begins and will remain the same for each year of medical coverage thereafter. The percentage will be determined by multiplying six (6) times the number of years by which the beginning date precedes the Participant's Normal
Retirement Date.  For example, if the Participant's Normal
Retirement Date is the first day of the month following the month in which the Participant reaches age 62, and if medical coverage begins when the Participant is age 60, the percentage for that year and for each year thereafter will be twelve percent (12%). Similarly, assuming the same Normal
Retirement Date, if a surviving spouse begins medical coverage when the Participant would have reached age 55, the percentage for that year and for each year thereafter will be forty-two percent (42%).

			(ii) The Company's cost for providing the relevant medical coverage will be:

				(A)  in the event that the Company Medical Plan
is insured (or that medical coverage is otherwise provided by a third party under a contract), the amount of the premium (or other payment) paid by the Company to the insurance company (or other contractor) providing the medical coverage; or

				(B)  in the event that the Company Medical Plan
is self-insured, the amount of the applicable premium as determined by the Company for purposes of statutory continuation coverage under COBRA (as defined in section 4980B of the Code), or any successor continuation coverage provision, as specified in the Company Medical Plan.

			(iii) For purposes of determining the percentage in paragraph (i), above, medical coverage begins on the date as of which the Participant's benefits under the SERP commence, as provided in Section 3.1, above, whether or not the Participant makes the required contribution at that time.

	The amount of the contribution may be unrelated to any contribution that might be required from active employees under the Company Medical Plan. At the discretion of the Administrative Committee, the contribution may be made on a pre-tax basis if any plan of the Company so provides.

		(c) Failure to Make Required Contribution. If the Participant, or his Covered Dependent as appropriate, fails to make the required contribution when such contribution is due, no further medical coverage will be provided under the Plan for the year. If the Participant or the Covered Dependent fails to make the required contribution for a given year, the Participant (or, subject to the limitations of Section 3.3, above, the Covered Dependent) may obtain medical coverage in a later year by paying the required contribution for such later year.

	3.5	Payment or Other Distribution of Benefits.   Benefits under
the Plan will be paid or otherwise made available in accordance with procedures established by the Administrative Committee. The Participant or Covered Dependents may be required to submit relevant bills, receipts or other documentation requested by the Administrative Committee as a condition of receiving benefits.

	3.6	Procedures.  The procedures for determining eligibility for
benefits, claiming benefits, requesting review of denied claims, and making any required contributions will be as specified by the Administrative Committee.

Section 4.	Nature of Participant's Interest in Plan.

	4.1. 	No Right to Assets.  Participation in the Plan does not
create, in favor of any Participant or Covered Dependent, any right or lien in or against any asset of the Company. Nothing contained in the Plan, and no action taken under its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. The Company's promise to pay benefits under the Plan will at all times remain unfunded as to each Participant and Covered Dependent, whose rights under the Plan are limited to those of a general and unsecured creditor of the Company.

	4.2. 	No Right to Transfer Interest.  Rights to benefits under the
Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance.

	4.3. 	No Employment Rights.  No provisions of the Plan and no
action taken by the Company, the Board of Directors, the Compensation Committee, or the Administrative Committee will give any person any right to be retained in the employ of the Company, and the Company specifically reserves the right and power to dismiss or discharge any Participant.

	4.4. 	Withholding and Tax Liabilities.  The amount of any
withholdings required to be made by any government or government agency will be deducted from benefits paid under the Plan to the extent deemed necessary by the Administrative Committee. In addition, the Participant or Covered Dependent (as the case may be) will bear the cost of any taxes not withheld on benefits provided under the Plan, regardless of whether withholding is required.


Section 5.	Administration, Interpretation, and Modification of Plan.

	5.1.  	Plan Administrator.  The Administrative Committee will
administer the Plan.

	5.2. 	Powers of Committee.  The Administrative Committee's powers
include, but are not limited to, the power to adopt rules consistent with the Plan; the power to decide all questions relating to the interpreta-tion of the terms and provisions of the Plan; and the power to resolve all other questions arising under the Plan (including, without limitation, the power to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision). The Administrative Committee has discretionary authority to exercise each of the foregoing powers.

	5.3. 	Finality of Committee Determinations.  Determinations by the
Administrative Committee and any interpretation, rule, or decision adopted by the Administrative Committee under the Plan or in carrying out or administering the Plan will be final and binding for all purposes and upon all interested persons, their heirs, and their personal representa-tives.

	5.4. 	Incapacity.  If the Administrative Committee determines that any person entitled to benefits under the Plan is unable to care for his affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to his spouse, parent, brother, sister, or other party deemed by the Administrative Committee to have incurred expenses for such person.

	5.5. 	Amendment, Suspension, and Termination.  The Board of
Directors has the right by written resolution to amend, suspend, or terminate the Plan at any time. However, no amendment, suspension, or termination will adversely affect an employee who already is a Participant in the Plan without his express written consent.

	5.6. 	Power to Delegate Board Authority.  The Board of Directors
may, in its sole discretion, delegate to any person or persons all or part of its authority and responsibility under the Plan, including, without limitation, the authority to amend the Plan.

	5.7. 	Headings.  The headings used in this document are for
convenience of reference only and may not be given any weight in interpreting any provision of the Plan.

	5.8. 	Severability.  If any provision of the Plan is held illegal
or invalid for any reason, the illegality or invalidity of that provision will not affect the remaining provisions of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

	5.9. 	Governing Law.  The Plan will be construed, administered, and regulated in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that those laws are preempted by federal law.

	5.10. 	Statutory Continuation Coverage.  Statutory
continuation coverage under the Plan will be provided as and to the extent required under section 4980B of the Code and section 601 et. seq. of ERISA, or any successor provisions thereto, in the manner specified in the Company Medical Plan.

	5.11. Qualified Medical Child Support Orders. The Administrative Committee will establish a written procedure to determine the qualified status of medical child support orders and to provide for the administration of the Plan appropriately under such orders.

Section 6.	Terms Used in the Plan.

	6.1. 	Gender and Number.  Words used in the masculine gender in the
Plan are intended to include the feminine and neuter genders, where appropriate. Words used in the singular form in the Plan are intended to include the plural form, where appropriate, and vice versa.

	6.2. 	Definitions.  When used in capitalized form in the Plan, the following words and phrases have the following meanings, unless the context clearly indicates that a different meaning is intended:

		"Administrative Committee" means the Administrative Committee appointed to administer the JLG Industries, Inc. Employees'
Retirement Savings Plan.  However, following a Change in Control,
"Administrative Committee" means the trustee under the grantor trust maintained by the Company in connection with the SERP.

		"Board of Directors" means the Board of Directors of the Company.

		"Change in Control" means "Change in Control" as defined in the SERP.

		"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

		"Company"   means JLG Industries, Inc., and any successor to
JLG Industries, Inc.

		"Company Medical Plan" means the Company's then current plan (or portion thereof) under which medical benefits, if any, are being provided to active employees of the Company.

		"Company Medical Expense Reimbursement Plan" means the Company's medical expense reimbursement plan in which the Participant was a participant, if any, as in effect on the earlier of the date as of which the Participant's benefits under the SERP commence or the date of a Change in Control.

		"Compensation Committee" means the Compensation Committee of the Board of Directors.

		"Covered Dependent" means

			(1) a Participant's spouse until the first to occur of
the following: the spouse's 	death, the spouse's divorce from the
Participant, or the spouse's remarriage following the 	Participant's
death; and

			(2) a Participant's dependent child until the first to
occur of the following: the 		child's death, or the child's
ceasing to be a dependent as defined for purposes of the Company
	Medical Plan (as if the Participant were still alive and an active employee).

		"Effective Date" means June 1, 1995.

		"ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

		"Normal Retirement Date" means the first day of the month following the month in which a Participant reaches age 62, unless a Change in Control occurs, in which case Normal Retirement Date means the first day of the month following the month in which the Participant reaches age 60. In the case of a Participant who dies before reaching his Normal Retirement Date, Normal Retirement Date means the day on which the Participant would have reached his Normal Retirement Date had he not died.

		"Participant" means a member of a select group of management or highly compensated employees of the Company who has become a participant in the Plan under Section 0.

		"Plan" means the JLG Industries, Inc. Executive Retiree Medical Benefits Plan as set forth in this document.

		"Prior Plan" means an individual agreement (customarily denominated a "Deferred Compensation Benefit Agreement") between the Company and the employee that provides for unfunded deferred compensation benefits and certain other benefits specified in the agreement.

		"Section"   means a section of this Plan.  For example, a
reference to Section 2 includes a reference to Sections 2.1 through 2.3, while a reference to Section 2.1 is intended as a reference to Section 2.1 only.

		"SERP" means the JLG Industries, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

	JLG  INDUSTRIES, INC.

Attest:                                        						By:



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